Exhibit 99.1

Company Press Release

Information Management Associates, Inc. Announces Delisting of Its Common Stock

SHELTON, Conn.--(BUSINESS WIRE)--May 19, 2000--Information Management Associates, Inc. (NASDAQ: IMAAE - news) announced today that it has been notified by Nasdaq that the Company's common stock will be delisted from the Nasdaq National Market effective as of the opening of business on May 19, 2000. The Nasdaq Staff's determination to delist the Company's common stock was based on the Company's failure to file its Form 10-K for the year ended December 31, 1999.

ABOUT IMA

IMA, (http://www.imaedge.com) a leader in Customer Relationship Management (CRM) products and services for over sixteen years, today provides market leading CRM/eCRM products, services, delivery channels, and pricing for bricks-and-clicks businesses. IMA products, services and business models are all designed to help companies create integrated solutions that enable interaction intensive organizations to help their customers shop, buy, and problem-solve through any interaction channel. IMA is dedicated to creating customer-centric products and services for CRM/eCRM that uniquely complete the full scope of front-office Demand Chain Management functions. Over 400 global organizations including Bose, Humana, ICT Group, Lloyds TSB, TXU, U.S. Cellular Corp., iSKY and Xerox depend on IMA products and services to help grow their business. IMA is headquartered in Shelton, Connecticut and has offices and representatives worldwide. Additional information about IMA's products, services and subsidiaries can be found on the World Wide Web at http://www.imaedge.com requested via email at ima@imaedge.com or by calling 1-203-925-6800.

NOTE: IMA is a registered trademark of Information Management Associates, Inc. All other product and company names are trademarks of their respective companies. Except for the historical information contained in this announcement, the matters discussed in this announcement are "forward-looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission (the SEC). In particular, IMA draws the reader's attention to the "Risk Factors" stated in the Company's Registration Statement on Form S-1 dated July 30, 1997 and its accompanying Prospectus, the Company's Quarterly Reports on Form 10-Q dated August 14, 1997, November 14, 1997, May 15, 1998, August 14, 1998, November 14, 1998, May 17,
1999, August 16, 1999, and November 22, 1999 the Company's Annual Report on Form 10-K dated March 30, 1998 and March 31, 1999, as well as to the Company's periodic and current reports as they are filed with the SEC.




Contact:

     IMA
     Michael P. McGroarty
     Vice President and General Counsel
     203/925-6800
     michael.mcgroarty@imaedge.com
     -----------------------------

 or

     IMA
     Christine Sten
     Manager, Public Relations
     203/925-6800
     christine.sten@imaedge.com
     --------------------------